UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2006

SITEL CORPORATION

(Exact name of registrant as specified in its charter)

MINNESOTA	1-12577	47-0684333
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7277 WORLD COMMUNICATIONS DRIVE OMAHA, NEBRASKA	68122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (402) 963-6810

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Wells Fargo Foothill, Inc. (“WFF”) and Ableco Finance LLC (“Ableco”) each has executed and delivered along with SITEL Corporation (the “Company”) a Consent and Second Amendment to Credit Agreement (collectively, the “Consents”), on December 20, 2006.

Under the Consents:

•                  the lenders allow the Company to increase the maximum principal amount of the existing letter of credit issued by US Bank on behalf of the Companyfrom $900,000 to $1,350,000 and to increase by a corresponding amount the funds deposited with US Bank to secure such letter of credit; and

•                  the Credit Agreements were amended to postpone by one quarter the tightening of the Leverage Ratio, now requiring the ratio not to exceed 2.25 to 1 for the four fiscal quarters ending December 31, 2006, and 2.00 to 1 for the four fiscal quarters ending thereafter.

The Company paid amendment fees totaling $100,000 to the Agents in connection with the Consents.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits:

10.1                                       Wells Fargo Foothill, Inc. Consent and Second Amendment to Credit Agreement dated December 20, 2006

10.2                                       Ableco Finance LLC Consent and Second Amendment to Credit Agreement dated December 20, 2006

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SITEL Corporation
(Registrant)

Date: December 22, 2006	By	/s/Jorge A. Celaya
Jorge A. Celaya
Chief Financial Officer